UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 15, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2010, GSI Group Inc. (the “Company”) received notification from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) that the Listing Council has affirmed the earlier decision of the Nasdaq Hearings Panel (the “Panel”) to delist the Company’s common shares from the Nasdaq Stock Market (“Nasdaq”).

As previously disclosed in May 2009 and thereafter, the Company requested and was granted a hearing before the Panel. The Panel determined to grant the Company’s request for continued listing on Nasdaq conditioned on the Company (i) reporting to the Panel on or before August 31, 2009 the status of its public disclosure about the range of adjustments the Company expects to make to revenue transactions in its Precision Technology Segment for 2004 through 2008 and (ii) filing its delayed periodic reports and any required restatements on or before November 2, 2009. On August 31, 2009, the Company issued a press release announcing, among other matters, estimated upper bounds of the revenue adjustments in its Precision Technology Segment during fiscal years 2004 through 2008. While the Company continues to work diligently to complete the preparation and filing of its delayed periodic reports, in addition to its restated financial statements for fiscal years 2006, 2007 and 2008, the Company was not able to meet the November 2, 2009 deadline.

On November 3, 2009, the Company was notified that the Panel had determined to delist the Company’s shares from Nasdaq and would suspend trading in the Company’s shares effective at the open of business on November 5, 2009. The Panel’s determination was made in connection with the Company’s non-compliance with the filing requirements set forth in Listing Rule 5250(c)(1) due to the delayed filing of certain of its periodic reports. As provided under applicable Nasdaq rules, the Company timely requested a review of the Panel’s determination by the Listing Council. The request for review did not operate as a stay of the Panel’s determination to delist the Company’s securities.

In accordance with applicable Nasdaq listing rules, the Board of Directors of Nasdaq (the “Nasdaq Board”) may, at its discretion, call the Listing Council’s decision for review. However, there can be no assurances that the Nasdaq Board will call the decision for review. The Company has been advised by Nasdaq that, following the next Nasdaq Board meeting, it will be provided with written notice if the Listing Council’s decision represents the final action of Nasdaq.

The Company’s common shares are currently quoted on the Pink OTC Markets Inc., continuing under the trading symbol “GSIGQ.” The Company continues to work diligently toward completing and filing its delayed periodic reports and any required restatements, and it intends to obtain relisting of its common shares on a national exchange as soon as possible once it becomes current in its reporting obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/S/ SERGIO EDELSTEIN
Sergio Edelstein President and Chief Executive Officer

Date: January 21, 2010